================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 2004

                           BOULDER ACQUISITIONS, INC.
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                       0-12536                 90-0093373
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

--------------------------------------------------------------------------------
          429 Guangdong Road
  Shanghai People's Republic of China                               200001
----------------------------------------                     -------------------
(Address of principal executive offices)                          (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (86-21) 6336-8686
--------------------------------------------------------------------------------




================================================================================

                                TABLE OF CONTENTS


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT......................................1
              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...2
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS..................................3
              THE SHARE EXCHANGE...............................................3
              DESCRIPTION OF BOULDER ACQUISITIONS' PREDECESSOR BUSINESS........3
              DESCRIPTION OF CURRENT BUSINESS..................................4
              General..........................................................4
                      Overview.................................................4
                      Our Business Strategy....................................5
              Our Value-Added Information Services.............................5
                      Financial Services.......................................5
                      Other Services...........................................6
                      Content Relationships....................................6
                      Marketing Relationships..................................7
                      Operator Channels........................................7
                      Non-Operator Channels....................................8
                      Customer Research........................................8
                      Customer Services........................................8
                      Competitive Landscape....................................9
              Distribution.....................................................9
                      Our Distribution Operation...............................9
                      Competition.............................................10
              Employees.......................................................10
              Facilities......................................................10
              Legal Proceedings...............................................11
              Wireless Technology Standards in China..........................11
              Government Regulation...........................................12
                      Regulation of Telecommunication Services................12
                      Other Laws and Their Application........................13
                      Intellectual Property and Proprietary Rights............14
              cautionary statements...........................................15
              Risks Related to Our Business...................................15
                      Risks Related to Our Wireless Value-Added Information
                         Services Business....................................15
                      Risks Related to the Wireless Value-Added Services
                         Industry.............................................21
                      Risks Related to Doing Business in China................23
                      Risks Related to the Mobile Phone Distribution
                         Industry.............................................25
                      Risks Related to our Common Stock.......................26
              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............27
              DIRECTORS AND EXECUTIVE OFFICERS................................29
                      Board Composition and Committees........................30
                      Director Compensation...................................30
                      Indebtedness of Directors and Executive Officers........31
                      Family Relationships....................................31
                      Legal Proceedings.......................................31
              EXECUTIVE COMPENSATION..........................................31
              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS............32
ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE............................33
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS....................................34

                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On June 23, 2004, Boulder Acquisitions, Inc. ("Boulder Acquisitions") completed a stock exchange transaction with the shareholders of Sifang Holdings Co., Ltd., an exempted company incorporated in the Cayman Islands with limited liability ("Sifang Holdings"). The exchange was consummated under Nevada and Cayman Islands law and pursuant to the terms of the Securities Exchange Agreement dated effective as of June 23, 2004 (the "Exchange Agreement"). A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K.

         Prior to consummating the exchange, Boulder Acquisitions effected a forward split of its common stock on the basis of 1.31722 shares for each one share issued and outstanding. Immediately prior to the exchange there were 1,585,705 shares of common stock of Boulder Acquisitions issued and outstanding (on a post-forward split basis).

         Pursuant to the Exchange Agreement, Boulder Acquisitions issued 13,782,636 shares of its common stock, par value $0.001 per share (on a post-forward split basis), to the shareholders of Sifang Holdings, representing approximately 89.7% of Boulder Acquisition's post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of Sifang Holdings. After giving effect to the exchange, Boulder Acquisitions had 15,368,341 shares of its common stock outstanding. Pursuant to the exchange, Sifang Holdings became a wholly-owned subsidiary of Boulder Acquisitions.

         The shares of Boulder Acquisitions common stock issued to stockholders of Sifang Holdings in connection with the exchange were not registered under the Securities Act of 1933, as amended (the "Securities Act") and, as a result, are "restricted securities" that may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates representing these shares contain a legend stating the same. Boulder Acquisitions intends to carry on the business of Sifang Holdings' wholly-owned subsidiary, Shanghai TCH Data Technology Co., Ltd. ("TCH"). Boulder Acquisitions has relocated its executive offices to those of TCH at 429 Guangdong Road, Shanghai, People's Republic of China 200001 and its telephone number is (86-21) 6336-8686.

         The exchange was approved in accordance with the laws of the State of Nevada and the Cayman Islands. Pursuant to the Exchange Agreement, at the closing of the exchange, the membership of the board of directors of Boulder Acquisitions was increased from one to two directors, and Tai Caihua was appointed to serve in the newly created directorship. Also under the terms of the Exchange Agreement, all existing officers resigned as officers of Boulder Acquisitions effective immediately following the closing of the transaction and Mr. Tai, Fu Sixing, Lu Qin and Huang Tianqi were elected as President, Chief
Executive Officer, Chief Financial Officer and Chief Technical Officer of Boulder Acquisitions, respectively. On June 24, 2004, the membership of the board of directors of Boulder Acquisitions was increased from two to ten, and Song Jing, Shi Ying, Mao Ming, Mr. Fu, Mr. Huang, Huang Wei, Jing Weiping and Yu Ruijie were appointed to serve in the newly created directorships. Also on June 24, 2004, Timothy P. Halter resigned as a director of Boulder Acquisitions and Zhang Xiaodong was appointed to fill the vacancy on the board of directors caused by Mr. Halter's resignation.

         For accounting purposes, the exchange is being treated as a reverse acquisition, because the shareholders of Sifang Holdings own a majority of the issued and outstanding shares of common stock of Boulder Acquisitions immediately following the exchange. Except as described in the previous paragraph and in this Current Report under the caption "Certain Relationships and Related Party Transactions," no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the board of directors of Boulder Acquisitions, and to the knowledge of Boulder Acquisitions, no other arrangements exist that might result in a change of control of Boulder Acquisitions. Further, due to the issuance of the 13,782,636 shares of Boulder Acquisitions common stock, a change in control of Boulder Acquisitions occurred on June 23, 2004, the date of the consummation of the exchange.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The  following  table  sets  forth,  as  of  June  30,  2004,   certain
information with respect to the beneficial  ownership of common stock of Boulder
Acquisitions by (i) each director and officer of Boulder Acquisitions, (ii) each person known to Boulder  Acquisitions to be the beneficial owner of five percent or more of the outstanding shares of common stock of Boulder  Acquisitions,  and
(iii) all  directors  and officers of Boulder  Acquisitions  as a group.  Unless otherwise indicated,  the person or entity listed in the table is the beneficial owner of, and has sole voting and  investment  power with respect to, the shares indicated.

                                                              Amount and Nature of Beneficial Ownership(1)
                                                              -----------------------------------------
                                                                Number                      Percent of
Name of Beneficial Owner                                      of Shares(2)               Voting Stock(3)
------------------------                                      ----------                 -------------
Tai Caihua(4)                                                 11,301,764                     66.4%
Shi Ying(5)                                                   11,301,764                     66.4%
Halter Financial Group, Inc.(6)                                1,271,304                      7.5%
Chinamerica Fund, LP                                             877,193                      5.2%
Huang Tianqi                                                     413,480                      2.4%
Jing Weiping                                                     413,480                      2.4%
Mao Ming                                                         275,652                      1.6%
Song Jing                                                        275,652                      1.6%
Fu Sixing                                                        275,652                      1.6%
Yu Ruijie                                                        275,652                      1.6%
Zhang Xiaodong                                                   275,652                      1.6%
Huang Wei                                                        275,652                      1.6%


Directors and executive officers as a group (10 persons)      13,782,636                     81.0%

----------------------
* Less than 1%
(1) On June 30, 2004, there were 17,018,692 shares of common stock of Boulder Acquisitions outstanding. Each person named below has sole investment and voting power with respect to all shares of our common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2) Under applicable rules promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed the "beneficial owner" of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3) In determining the percent of common stock of Boulder Acquisitions owned by a person (a) the numerator is the number of shares of common stock of Boulder Acquisitions beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 17,018,692 shares of common stock of Boulder Acquisitions outstanding on June 30, 2004 and (ii) any shares of common stock of Boulder Acquisitions which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator include shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4) Includes 1,791,743 shares held by Mr. Tai's wife, Shi Ying. Mr. Tai disclaims beneficial ownership of those shares.

(5) Includes 9,510,021 shares held by Ms. Shi's husband, Tai Caihua. Ms. Shi disclaims beneficial ownership of those shares.

(6) Includes 131,722 shares held by Timothy P. Halter, the president and sole shareholder of Halter Financial Group, Inc.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Set forth below is certain information concerning (i) the principal terms of the share exchange and (ii) the business of the combined company.

                               THE SHARE EXCHANGE

         The Share Exchange. On June 23, 2004, Boulder Acquisitions, Sifang Holdings and the shareholders of Sifang Holdings consummated the transactions contemplated by the Exchange Agreement. The Exchange Agreement specified that Boulder Acquisitions would acquire all 50,000 shares of the issued and outstanding stock of Sifang Holdings in exchange for the issuance of an aggregate of 13,782,636 shares of common stock of Boulder Acquisitions (on a post-split basis). On the exchange closing date, Boulder Acquisitions issued an aggregate of 13,782,636 shares of common stock to the shareholders of Sifang Holdings, representing approximately 89.7% of the issued and outstanding Boulder Acquisitions common stock following the exchange. All of Boulder Acquisitions' business operations are now conducted through Sifang Holdings' wholly-owned subsidiary, TCH.

         Forward Stock Split. Prior to the exchange, Boulder Acquisitions' board of directors approved and effected a forward stock split of Boulder Acquisitions common stock on the basis of 1.31772 shares for each share of common stock outstanding. After giving effect to the forward stock split and immediately prior to the exchange, 1,585,705 shares of Boulder Acquisitions common stock were outstanding.

         Election of Board of Directors. Pursuant to the Exchange Agreement, at the closing of the exchange, the membership of the board of directors of Boulder Acquisitions was increased from one to two directors, and Tai Caihua was appointed to serve in the newly created directorship. Also, under the terms of the Exchange Agreement, all existing officers resigned as officers of Boulder Acquisitions effective immediately following the closing of the transaction and Mr. Tai, Fu Sixing, Lu Qin and Huang Tianqi were elected as President, Chief
Executive Officer, Chief Financial Officer and Chief Technical Officer of Boulder Acquisitions, respectively.

            DESCRIPTION OF BOULDER ACQUISITIONS' PREDECESSOR BUSINESS

         Boulder Brewing Company ("Boulder Brewing") was incorporated in Colorado on May 8, 1980 and operated as a microbrewery of various beers. In 1984, Boulder Brewing began constructing a brewery which was substantially completed in October 1984 and opened in June 1985. The construction of this facility along with the movement of equipment and personnel interrupted product sales and hampered cash flow. Boulder Brewing was unable to become profitable within any segment of its core business, became illiquid and was forced to divest itself of all of its assets. Boulder Brewing became dormant without any operations or assets in the second quarter of 1990.

         In September 2001, Boulder Brewing changed its state of incorporation from Colorado to Nevada by means of a merger with and into Boulder Acquisitions, which was formed on September 6, 2001 solely for the purpose of effecting the reincorporation. The articles of incorporation and bylaws of the Nevada corporation became the articles of incorporation and bylaws of the surviving corporation. From the date of reincorporation through the consummation of the exchange, Boulder Acquisitions had no material operations or assets.

                         DESCRIPTION OF CURRENT BUSINESS

         Except as otherwise indicated by the context, references in this Current Report to "we," "us," "our," or the "company" are to the combined business of Boulder Acquisitions and its wholly-owned direct subsidiary, Sifang Holdings, and Sifang Holdings' wholly-owned subsidiary, TCH.

                                     General

         Our current operations were originally a business division of Shanghai Sifang Information Technology Co., Ltd. ("Sifang Information"), which was originally formed as a Chinese limited liability company in August 1998. In May 2004, Sifang Information's business divisions focusing on value-added information services and distribution of mobile phones were spun off to a newly established Chinese company, TCH. Pursuant to a series of transactions, TCH became a wholly-owned subsidiary of our wholly-owned subsidiary, Sifang
Holdings. We conduct our business in China solely through Sifang Holdings and TCH.

Overview

         Value-Added Information Services. We render value-added information services in China by purchasing content from third-party providers and reformatting that content. Our value-added information services enable wireless receiver (mobile phone and pager) users in China to access financial information and various entertainment-related services. We contract with our affiliated wireless service providers to transmit the reformatted content to customers of China's various network operators.

         The primary focus of our value-added information services is on providing wireless receiver users in China with access to financial information. We derive the vast majority of our value-added information services revenues from our financial information business. Our financial information software, Sifang Gutong, allows our customers to access stock and currency exchange information and execute stock trades. We are one of the largest stock information and trading value-added information service providers in China.

         We began providing our entertainment-related services, including icons, screen savers, multiplayer games, Western horoscopes, jokes, and sports and entertainment news during the latter part of 2003. These services are ancillary to our financial information services and they represent only a small portion of our value-added information services revenue at the present time.

         Leveraging our experience and understanding of the wireless value-added services market in China, we have consistently purchased and reformatted content, applications and technologies which are popular in the Chinese wireless market. To further enhance and differentiate our services, we have entered into, and will continue to actively pursue, collaborative relationships with third parties to customize, market and provide access to their content through various wireless technology platforms to Chinese consumers. In addition, all of our services are promoted by our sales force and supported by our customer service team, each of which is strategically based in Shanghai.

         In order to meet ownership requirements under Chinese law which restrict us, as a foreign company, from operating in certain industries such as value-added telecommunication and Internet services, we have entered into information service and cooperation agreements with two of our affiliates that are incorporated in the People's Republic of China: Sifang Information and Shanghai Tianci Industrial Group Co., Ltd. ("Tianci"). The original shareholder structure of Sifang Holdings was identical to the current shareholder structure of Sifang Information, and each of Sifang Information and Tianci are owned approximately 69%, through direct and indirect ownership, by Tai Caihua, our president and the chairman of our board of directors. We hold no ownership interest in Sifang Information or Tianci. Sifang Information and Tianci contract with China Mobile Communications Corporation ("China Mobile") and China United Telecommunications Corporation ("China Unicom"), respectively, to provide wireless value-added information services to wireless receiver customers in China via China Mobile and China Unicom, respectively. Sifang Information transmits those services to customers of China Mobile and China Unicom on behalf of itself and Tianci pursuant to a signed agreement between Sifang Information and Tianci.

         Distribution. We primarily distribute nine different SAMSUNG Electronics Co., Ltd. ("Samsung") mobile phone models in the Shanghai, China region. Six of the Samsung models we distribute are compatible with the CDMA network and three of the Samsung models we distribute are compatible with the GSM network. We plan to pre-install the end-user portion of our Sifang Gutong software in all of the Samsung mobile phones we distribute, and market our stock information, stock trading, and currency exchange services by placing brochures touting those services in the packaging of those Samsung mobile phones before we distribute the phones to retailers. We believe this process will increase name recognition of our financial information and stock trading services with wireless receiver users.

         There are three main first-tier wholesalers of Samsung phones in China:
Shanghai Taili Communication Equipment Co., Ltd., Shenzhen Tianyin Communication Development Co., Ltd., and Guangzhou Yingtai Data Power Technology Co., Ltd. These wholesalers contract, through local branches, with sub-wholesalers to distribute each model in a defined area. We have contracts with Shanghai branch offices of the three main first-tier wholesalers on whom we rely, making us a sub-wholesaler distributor of nine Samsung mobile phone models in the Shanghai region. We sell approximately 52% of our mobile phones to three retailers.

Our Business Strategy

         Our objective is to maintain and strengthen our position both as a provider of wireless value-added information services and as a distributor of mobile phones in the Shanghai region. In order to achieve our objective, we plan to, among other things, increase the number of subscribers to our value-added information services by increasing the number of mobile phones we distribute and pre-installing those phones with the end-user portion of our Sifang Gutong software. Other key strategies for achieving our objective are to:

o Continue to expand and diversify our portfolio of consumer wireless information services, including new SMS, 2.5G and other next generation services such as those compatible with 3G,

o Increase investment in sales, marketing and branding, both in conjunction with network operators and through independent activities, in order to promote customer awareness of our value-added information service provider in China,

o Continue to strengthen existing relationships with China Mobile and China Unicom by increasing our sales presence at the national and local levels and through joint marketing and promotion activities,

o Expand our marketing channels by continuing to develop integrated marketing campaigns with traditional media outlets,

o Continue to be a sub-wholesaler of Samsung mobile phones and increase the number of models of mobile phones that we distribute, and

o Work on establishing relationships with new mobile phone manufacturers and wholesalers in order to diversify our distribution business.

                      Our Value-Added Information Services

Financial Services

         Our primary focus with regard to value-added information services is the provision of financial information services utilizing our Sifang Gutong software. This software, developed by Shanghai Chengao Industrial Co. Ltd. ("Chengao"), utilizes the JAVA and BREW platforms. JAVA and BREW utilize the more advanced 2.5G technology standard, which enables high-capacity wireless data transmissions. As a result, services offered over these platforms are more sophisticated and offer users higher quality graphics and richer content and interactivity, commanding a premium price over our other services. Our Sifang Gutong software enables our mobile phone and pager customers to access quotes and retrieve customized investment-related information, as well as access our currency exchange information.

         Sifang Gutong provides our mobile phone and pager customers with the ability to receive streaming real-time quotes, including stocks, most active issues, largest gainers and losers, and mutual funds for securities trading on the Shenzhen and Shanghai stock exchanges. Our Sifang Gutong software available to mobile phone users includes a stock trading function that enables our mobile phone customers to directly place orders to buy and sell securities listed on the two aforementioned stock exchanges. Our trading window corresponds with the hours that securities markets are open from 9:30 a.m. to 11:30 a.m., and from 1:00 p.m. to 3:00 p.m., Beijing Time.

         We receive a continuous direct feed of detailed quote data, market information and news. Our customers can create customized lists of stocks for quick access to current trading information. Through our relationships with financial information companies such as Shanghai Stock Information Company, we also provide access to breaking news, charts, market commentary and analysis.

         The value-added financial information we offer can only be accessed by a customer on whose mobile phone or pager the end-user portion of our Sifang Gutong software has been installed. We plan to pre-install the end-user portion of our Sifang Gutong software in all of the Samsung mobile phones that we distribute. With regard to mobile phones and pagers not distributed by us, we will provide installation of our Sifang Gutong software free of charge upon request.

         Pursuant to the request of a Beijing retailer, we entered into an agreement with Chengao and Sifang Information whereby Chengao installs the end-user portion of our Sifang Gutong software into mobile phones owned by the retailer. The retailer sells these phones at a premium price to consumers. In return for the premium price, the consumers receive our value-added information services for six months free of charge. The retailer passes the premium back to Chengao, who retains a small installation fee and then passes the remainder on to us. This relationship helps us market our value-added information services and enables us to establish relationships with new customers.

Other Services

         We also provide icons and screen savers, multiplayer action games, Western horoscopes, jokes and event-driven or entertainment news updates. These services represent only a small portion of our value-added information services revenues at the present time. However, we believe that providing wireless receiver users in China access to entertainment-related services increases our ability to retain our financial information subscribers and expand our subscriber base, and we expect the entertainment-related services portion of our value-added information services business will grow over time.

o        Horoscopes.   With  this  service,   users  can  obtain  daily  Western
         horoscopes via their mobile phones or pagers.

o Games. We offer interactive SMS, JAVA and WAP-based games that can be played on the screens of mobile phones. These games are designed to be easy to play on the dial pad of a mobile phone and to maximize the graphics available on mobile phone screens. Our current game offerings include our popular titles Ant Kingdom and English Island. Ant Kingdom, designed for the WAP platform, is a role-playing game set in the kingdom of Ant. Players begin play as a soldier, and as they gain experience in the game, gradually build their character to higher levels such as captain, officer and eventually, king. The goal of the game is to be the king. In English Island, a JAVA-based educational game, players are given English words and must spell them correctly. Every time a player spells a word correctly, the player's score increases. The faster a player can spell words correctly, the higher the score he can achieve.

o Jokes. We send users of this service a variety of jokes on demand or via automatic daily messages.

o News. We automatically send periodic SMS messages on recent event-driven news, sports (especially soccer), or entertainment events to subscribers of this service. Mobile phone users can also download desired information on demand. We obtain our news content from government affiliated media companies, such as XinhuaNet and other local media.

Content Relationships

         Our content collaborators authorize the inclusion of their content in one or more of our value-added information services for a fixed fee which we pay directly to the provider. Our agreements with our content collaborators usually have a one-year term, and are non-exclusive. Currently, our key content collaborators are:

o        Shanghai Stock Information Company.

o        Xinhua News Agency (Shanghai).

o        Shanghai Wanguo Stock Information Company.

o        Shanghai Yibang Stock Information Company.

o        Shanghai Shiji Stock Information Company.

o        Korea Techall Co., Ltd. (which provides game content).

o        Shanghai Shenfa Software Co., Ltd. (which provides game content).

Marketing Relationships

         Sifang Information and Tianci, our affiliated value-added mobile phone service providers, have marketing relationships with China Mobile and China Unicom. We sell and market our services principally through China Mobile and China Unicom. We also sell and market through Sifang Information's Web site, www.sifang.net, and promotional events, direct marketing, media advertising and other activities.

         We are also focused on expanding our marketing channels by developing integrated marketing campaigns with traditional media outlets and multinational corporations. For example, we have been involved in several marketing campaigns with Motorola whereby our wireless value-added services are promoted in their in-store and media advertising in China, and Motorola is in turn promoted through our services.

         We sell all of our paging value-added information services through our affiliated value-added paging service provider, Sifang Information. We contract directly with end users to settle all payments from pager users. We market our paging value-added information services through traditional media outlets, including newspapers and magazines, and directly to end-users.

Operator Channels

         General.

         All of our paging value-added information services are provided through the paging network owned by Sifang Information. We contract directly with the pager users to collect all fees generated from our value-added information services. We have an information service and cooperation agreement with Sifang Information that provides us exclusive access to their paging network for ten years. This agreement is automatically renewable for additional one year terms unless we decide to terminate. All of our mobile phone value-added information services are provided to mobile phone users by Sifang Information through the networks of China Mobile and China Unicom. Previously, mobile phone users paid for our services by purchasing pre-paid services cards. Now, our services are billed to mobile phone customers in one of two ways: (1) certain of our customers pay for our services in advance when they purchase our services and a mobile phone together in a premium package (through our relationship with Chengao and Sifang Information), and (2) our other customers (who do not purchase our services as part of any such premium package) are billed by the mobile operators, who collect the fees for our services, including both our data access and short message services, from their mobile phone subscribers. The mobile operators then pass those fees (net of fees charged by the mobile operator) to our affiliated value-added service providers, Sifang Information and Tianci, who in turn pass those fees to us in return for a small fee pursuant to the terms of information service and cooperation agreements between us and each of them.

         Our management team utilizes its extensive experience in China to develop close ties with the key personnel of the mobile operators at the central and provincial levels. As of June 30, 2004, we had approximately 25 sales professionals strategically located in provinces and municipalities concentrated in the eastern and southern regions of China to work closely with the mobile operators at the local level, where pricing and important marketing and operational decisions are made. Our sales network enables us to work closely with operators to facilitate the approval required for new service offerings and for related pricing and to enjoy enhanced marketing and promotional support. We are also able to gain insight into developments in the local markets and the competitive landscape, as well as new market opportunities. Our sales professionals are well-incentivized; most of their compensation is tied to usage of our services in the applicable region.

         Coordinated Marketing Campaigns

         Our affiliated wireless service providers cooperate in marketing campaigns with China Mobile and China Unicom. These network operators distribute literature marketing us and our affiliates.

Non-Operator Channels

         We also focus on non-mobile operator sales and marketing activities, such as:

o promoting Sifang Information's Web site, www.sifang.net, to potential users as a fun, easy-to-access place to request our wireless content and applications,

o engaging in direct marketing to mobile phone users by, for example, including advertising inserts in users' bills from Shanghai Mobile and Shanghai Unicom,

o engaging in direct marketing to stock market investors by, for example, including advertising inserts in investors' bills from brokerage companies such as GF Securities Co., Ltd., Guotai Junan Securities Co., Ltd., Everbright Securities Co., Ltd. and Guoxin Securities Co., Ltd.,

o        utilizing our database of users to create targeted marketing campaigns,

o advertising in traditional media outlets such as newspapers and magazines, and

o we plan to pre-install the Samsung mobile phones we distribute with the end-user portion of our Sifang Gutong software, and place brochures touting our stock information, stock trading and currency exchange services in the packaging of those phones, before distributing them to retailers.

Customer Research

         Our sales, marketing and product development activities are supported by our five-member customer research department. This department focuses our sales efforts in the following three distinct phases:

         Customer Acquisition

         Our customer research department analyzes the success rates of various national and local marketing campaigns in which we are involved, including by user segment and cost per user, in order to determine which campaigns are the most effective. Using phone surveys, focus groups and analyses of usage patterns, the department also considers demographic and other market factors to identify product mixes and product categories which are suitable for the current market environment.

         Customer Conversion

         To enhance our ability to convert one-time or occasional customers into regular users of our services, our customer research department analyzes customer and product churn rates across the market, average revenue per user data and other information. In this way, it can identify different customer segments and develop targeted marketing campaigns for those segments, including cross-selling and up-selling marketing campaigns.

         Customer Retention

         Our customer research department evaluates ways to maximize user interest in our services through, for example, providing feedback to our product developers to improve product features based on customer information and bundling older services with newly launched services. It also creates various reward programs designed to enhance customer loyalty.

Customer Services

         We pride ourselves in providing high quality customer service. Our dedicated customer service center based in Shanghai provides our users real-time support and is staffed by 20 full-time professionals. The center currently operates everyday from 7:00 a.m. to 10:00 p.m. We strive to achieve the fastest response times and highest customer satisfaction levels in the industry.

Competitive Landscape

         There  are  currently  three  broad   categories  of  wireless  service
providers in China:

o Portal service providers, which have established expertise in Internet content and have subsequently branched into mobile space. The portals serve as content aggregators offering a variety of wireless value-added services. These national portal operators include Sohu, NetEase, SINA, and Tom.com.

o Dedicated service providers, whose businesses focus on offering a variety of wireless content directly to mobile users. These providers include Linktone, Newpalm and Mtone Wireless.

o Niche service providers, which focus on a particular market segment or application that often builds on a pre-existing sector competency. These providers include Tencent, Enorbus, and Solute. We belong in this category because of our focus on financial information services.

We may also face competition from international wireless service providers.

         As the mobile operators are becoming more selective in choosing their service providers to promote high quality content, ensure high levels of customer service and limit the number of providers with which they have to deal, scale is becoming more important, and we believe the industry will likely experience consolidation with the leading nationwide providers gaining more market share at the expense of smaller local providers. Nationwide providers may also acquire some of their smaller competitors to gain access to local relationships with the mobile operators in China or new product expertise.

                                  Distribution

Our Distribution Operation

         We distribute various mobile phone brands in the Shanghai, China region. We distribute mobile phones manufactured primarily by Samsung, and to a lesser extent, by Motorola, Inc. ("Motorola"). We began distributing Motorola mobile phones in early 2002 and Samsung mobile phones in November 2002. We began discontinuing our Motorola mobile phone distribution business on June 30, 2004. We will remain a distributor, for the Shanghai region, of nine different mobile phone models manufactured by Samsung, and plan to increase our sales of Samsung mobile phones.

         Six of the Samsung models we distribute are compatible with the CDMA network and three of the Samsung models we distribute are compatible with the GSM network. We plan to pre-install the end-user portion of our Sifang Gutong software in all of the Samsung mobile phones we distribute, and market our stock information, stock trading, and currency exchange services by placing brochures touting those services in the packaging of those Samsung mobile phones before we distribute the phones to retailers. We believe this process will increase name recognition of our financial information and stock trading services with wireless receiver users.

         There are three main first-tier wholesalers of Samsung phones in China:
Shanghai Taili Communication Equipment Co., Ltd., Shenzhen Tianyin Communication Development Co., Ltd., and Guangzhou Yingtai Data Power Technology Co., Ltd. These wholesalers contract, through local branches, with sub-wholesalers to distribute each model in a defined area. We have contracts with Shanghai branch offices of the three main first-tier wholesalers on whom we rely, making us a sub-wholesaler distributor of nine Samsung mobile phone models in the Shanghai region. We sell approximately 52% of our mobile phones to three retailers.

         We have rebate programs with Shanghai Taili Communication Equipment Co., Ltd. and Shenzhen Tianyin Communication Development Co., Ltd. whereby we are credited a certain portion of the sales price we paid to the first-tier wholesaler if we are able to fulfill certain sales volume prescribed by that first-tier wholesaler. As a result, we are entitled to receive certain rebates and credits for the inventory held and sold by us within a specified period of time as set by the first-tier wholesaler offering the rebate program.

Competition

         We estimate that we compete with between ten and 20 other sub-wholesalers for the rights to distribute Samsung phones in the Shanghai region. The three main competitive factors the wholesalers consider in granting a sub-wholesaler the rights to distribute a particular model include:

         Available Cash Flow.

         Sub-wholesalers must be able to pay for the mobile phones they desire to purchase from first-tier wholesalers. First-tier wholesalers will be hesitant to grant rights to distribute a particular model to a sub-wholesaler if that sub-wholesaler does not have sufficient capital to make large purchases. We believe that having adequate cash flow gives us a competitive advantage.

         Relationships with Retailers.

         The wholesalers look to the types of relationships sub-wholesalers have with large retailers when deciding which sub-wholesaler to utilize. We have strong relationships with three large retailers in Shanghai and sell approximately 52% of our mobile phones to these three retailers.

         Relationships with Wholesalers.

         We have relationships with the three major wholesalers of Samsung phones in China and have been sub-wholesalers for those three wholesalers for more than a year.

                                    Employees

         The following table summarizes the functional distribution of our employees as of June 30, 2003 and 2004:

         -------------------------------- --------------------------------------
                                                         June 30,
         -------------------------------- --------------------------------------
                       Department               2003                2004
         -------------------------------- ------------------ -------------------
         Business Development                     5                  5
         -------------------------------- ------------------ -------------------
         Customer Research                        5                  5
         -------------------------------- ------------------ -------------------
         Customer Service                        20                  20
         -------------------------------- ------------------ -------------------
         Finance                                  3                  3
         -------------------------------- ------------------ -------------------
         Human Resources                          2                  2
         -------------------------------- ------------------ -------------------
         Investor Relations                       2                  2
         -------------------------------- ------------------ -------------------
         Legal and Administrative                 2                  2
         -------------------------------- ------------------ -------------------
         Sales and Marketing                     25                  25
         -------------------------------- ------------------ -------------------
         Product Development                     20                  20
         -------------------------------- ------------------ -------------------
         Technical Support                       10                  10
         -------------------------------- ------------------ -------------------
         -------------------------------- ------------------ -------------------
         Total                                   94                  94
         -------------------------------- ------------------ -------------------

         None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.

                                   Facilities

         We currently occupy two office spaces in the Shanghai region. We lease the first, located at 429 Guangdong Road, Shanghai, People's Republic of China 200001, for approximately $41,000 a year, pursuant to an operating lease that expires in December 2006. This office space contains our corporate headquarters, and is approximately 250 square meters. We own the second, located at 689 Laoshandong Road, Shanghai, People's Republic of China 200120, which houses our technical team and servers, and is approximately 800 square meters. We believe we will be able to obtain adequate facilities, principally through the leasing of appropriate properties, to accommodate our future expansion plans.

                                Legal Proceedings

         No legal proceedings have been or are currently being undertaken for or against the company, nor are we aware of any contemplated proceedings.

                     Wireless Technology Standards in China

         Several different wireless technology standards have been developed which operate at different frequencies with both analog and digital radio signals. First generation wireless telephone systems employ analog technology, while newer systems employ digital technology. Digital wireless technology, commonly referred to as second generation technology, or 2G, multiplies the number of users that can be served by the same band of spectrum using analog technology. The wireless technologies most relevant in China currently include:

o Global System for Mobile Communications, or GSM -- initially developed in order to facilitate unification and integration of telecommunications within the European Union has become widespread throughout most Asian countries. GSM technology breaks audio signals into sequential pieces of data of a defined length, places each piece into an information conduit at specific intervals and then reconstructs the pieces at the end of the conduit. A key component of the GSM system is the SIM card. Data stored on the card identifies the subscriber to the mobile network as well as the service authorized for that subscriber. Since the identity of the subscriber is held on the card, any mobile phone can be used in conjunction with the SIM card.

o Code Division Multiple Access, or CDMA -- a digital technology standard which has been used in commercial operation by several operators in certain countries such as the United States and Korea. Unlike GSM, CDMA technology is a continuous transmission technology which uses a coding system to mix discrete audio signals together during transmission and then separates those signals at the end of transmission.

         Prior to the commercial rollout of third generation, or 3G, networks, 2.5G technology standards have been developed for both the GSM and CDMA technologies to offer higher data transmission speeds, enabling the use of more data intensive products. Current 2.5G wireless technologies include:

o General Packet-Switched Radio Service, or GPRS -- offers faster data transmission with speeds ranging from 56 kilobits per second, or Kbps, to 114 Kbps via a GSM network. GPRS supports a wide range of bandwidths and is particularly suited for sending and receiving small bursts of data, such as e-mail and Web browsing, as well as large volumes of data. GPRS also makes it possible for users to make telephone calls and transmit data simultaneously.

o        CDMA  1x  RTT  --  an  advanced  CDMA-based   technology  which  allows
         transmission of data at speeds of up to 144 Kbps, compared to a maximum of 64 Kbps for second generation CDMA networks.

         3G   represents   several   technology   standards   developed  by  The
International Telecommunications Union. Third generation technology has been developed for both the GSM standard and CDMA standard.

         Wireless value-added services can be offered through all of these technology standards and most commonly include:

o Short Messaging Services, or SMS -- a service that enables a user to send and receive text messages comprised of words or numbers or an alphanumeric combination. SMS was created when it was incorporated into the GSM standard.

o Wireless Application Protocol, or WAP -- a software protocol standard that defines a standardized means of transmitting Internet-based content and data to handheld devices such as mobile phones and pagers with secure access to e-mail and text-based Web pages. WAP supports most wireless networks including GSM and CDMA.

o Multimedia Messaging Services, or MMS -- a method of transmitting graphics, video clips, sound files and short text messages over wireless networks using the WAP protocol. MMS, however, is not the same as e-mail in that MMS is based on the concept of multimedia messaging. An MMS message is coded so that the images, sounds and text are displayed in a predetermined order as one singular message. Furthermore, MMS does not support attachments as e-mail does.

o JAVA -- a general programming environment that creates applications for the Internet or any other distributed networks. JAVA applications are intended to be independent of the hardware platform.

                              Government Regulation

         The following is a summary of the principal governmental laws and regulations that are or may be applicable to wireless service providers like us in China. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws, particularly with regard to wireless value-added services, which is an emerging industry in China.

Regulation of Telecommunication Services

         The telecommunications industry, including certain wireless value-added services, is highly-regulated in China. Regulations issued or implemented by the State Council, the Ministry of Information Industries, and other relevant government authorities cover many aspects of telecommunications network operation, including entry into the telecommunications industry, the scope of permissible business activities, interconnection and transmission line arrangements, tariff policy and foreign investment.

         The principal regulations governing the telecommunications services business in China include:

o Telecommunications Regulations (2000), or the Telecom Regulations. The Telecom Regulations categorize all telecommunications businesses in China as either infrastructure telecommunications businesses or value-added telecommunications businesses. The latter category includes SMS and other wireless value-added services. Under the Telecom Regulations, certain services are classified as being of a value-added nature and require the commercial operator of such services to obtain an operating license, including telecommunication information services, online data processing and translation processing, call centers and Internet access. The Telecom Regulations also set forth extensive guidelines with respect to different aspects of telecommunications operations in China.

o Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (2002), or the FI Telecom Regulations. The FI Telecom Regulations set forth detailed requirements with respect to capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecom enterprise. Under the FI Telecom Regulations, a foreign entity is prohibited from owning more than 50% of the total equity in any value-added telecommunications business in China, subject to certain geographic limitations.

o Administrative Measures for Telecommunications Business Operating License (2001), or the Telecom License Measures. Under the Telecom License Measures, an approved value-added telecommunications service provider must conduct its business in accordance with the specifications recorded on its Telecom Business Operating License.

         In addition to regulations promulgated at the national level by the Chinese government, the Shanghai municipal government has issued provisional regulations requiring SMS service providers to obtain licenses from or register with the local Ministry of Information Industries branch office before providing SMS service within the city. At this time, it is unclear whether national regulations will be promulgated regulating SMS services.

         Our affiliates, Sifang Information and Tianci, each have a value-added telecommunication services license issued by the Shanghai Municipal Telecommunications Administration Bureau, which is the local office of the Ministry of Information Industries. They are each also in the process of applying for an inter-provincial value-added telecommunication license with the Ministry of Information Industries.

Other Laws and Their Application

         Regulation of Internet Content Services. As a wireless value-added information services provider, we do not engage in the Internet portal business which typically involves the provision of extensive Internet content services, including Chinese language Web navigational and search capabilities, content channels, web-based communications and community services and a platform for e-commerce, such as auction houses. Sifang Information registered with the Shanghai Telecommunication Administration Bureau in January 2001 to provide commercial services at the WWW.SIFANG.NET Web site.

         As a commercial ICP provider, Sifang Information is prohibited from posting or displaying any content that:

o        opposes the fundamental principles determined in China's Constitution;

o compromises state security, divulges state secrets, subverts state power or damages national unity;

o        harms the dignity or interests of the state;

o incites ethnic hatred or racial discrimination or damages inter-ethnic unity;

o sabotages China's religious policy or propagates heretical teachings or feudal superstitions;

o        disseminates   rumors,   disturbs   social  order  or  disrupts  social
         stability;

o propagates obscenity, pornography, gambling, violence, murder or fear or incites the commission of crimes;

o insults or slanders a third party or infringes upon the lawful rights and interests of a third party; or

o        includes   other   content   prohibited   by  laws  or   administrative
         regulations.

Failure to comply with these prohibitions may result in the closing of Sifang Information's Web site.

         Regulation of News Dissemination through SMS Services. Pursuant to a circular issued by the Shanghai Communications Administration, distribution of news content through wireless applications like SMS must be approved by relevant government agencies. Both Sifang Information and Tianci have all necessary approvals.

         Regulation of Advertisements. The State Administration of Industry and Commerce, or the SAIC, is the government agency responsible for regulating advertising activities in China. The SAIC has not promulgated regulations specifically aimed at wireless advertising through a media other than the Internet, such as through SMS services. One provisional regulation issued by Shanghai municipal government prohibits service providers from sending SMS advertisements without the client's consent.

         As part of our non-mobile operator marketing activities, we have developed integrated marketing campaigns with traditional media outlets such as magazines and newspapers and multinational corporations through certain cross-selling efforts with companies, including Motorola and Samsung. If the SAIC were to treat our integrated marketing campaigns or other activities as being advertising activities, we would need to apply to the local SAIC for an advertising license to conduct wireless advertising business (through SMSs, for example). We can give no assurance that such application would be approved by the SAIC. Failure to obtain such approval could result in penalties including being banned from engaging in online advertising activities, confiscation of illegal earnings and fines.

         Foreign Exchange Controls. The principal regulations governing foreign exchange in China are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations
(1996), or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, Renminbi is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of Renminbi for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange, or SAFE.

         Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items (but not for other items). In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

Intellectual Property and Proprietary Rights

         We rely primarily on a combination  of copyright  laws and  contractual restrictions to establish and protect our intellectual property rights. We require our employees to enter into agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes, whether or not patentable or copyrightable, made by them during their employment are our property. They also sign agreements to substantiate our sole and exclusive right to those works and to transfer any ownership that they may claim in those works to us.

         While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States. Infringement or misappropriation of our intellectual property could materially harm our business. Sifang Information has registered the following Internet and WAP domain name www.sifang.net.

         Shanghai Sifang Communication Company ("Sifang Communication") has registered one trademark with China's Trademark Office. That trademark is its logo, a square (the English translation of "Sifang" is "square"). China's trademark law utilizes a "first-to-file" system for obtaining trademark rights. As a result, the first applicant to file an application for registration of a mark will preempt all other applicants. Prior use of unregistered marks, except "well known" marks, is generally not a basis for legal action in China. We may not be able to successfully defend or claim any legal rights in any trademarks for which we apply in the future.

         Pursuant to a license agreement between our affiliate, Sifang Communication, and us, we have the right to use its registered trademark, its square logo, whenever necessary. We also acquired all of Sifang Information's interest in the Sifang Gutong software pursuant to the terms of the spin-off of Sifang Information's business divisions focusing on value-added information services and distribution of mobile phones. We have the right to use the word "Sifang" and to market ourselves through www.sifang.net with regard to both of the spun-off divisions.

         Many parties are actively developing and seeking patent protection for wireless services-related technologies. We expect these parties to continue to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and that cover significant parts of our technology, business methods or services. Disputes over rights to these technologies are likely to arise in the future. We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others.

                              CAUTIONARY STATEMENTS

         You should carefully consider the following risks and the other information set forth elsewhere in this Current Report. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

    RISKS RELATED TO OUR WIRELESS VALUE-ADDED INFORMATION SERVICES BUSINESS

WE DEPEND UPON CONTRACTUAL ARRANGEMENTS WITH OUR AFFILIATED VALUE-ADDED MOBILE PHONE SERVICE PROVIDERS, SHANGHAI SIFANG INFORMATION TECHNOLOGY CO., LTD., OR SIFANG INFORMATION, AND SHANGHAI TIANCI INDUSTRIAL GROUP CO., LTD., OR TIANCI, FOR THE SUCCESS OF OUR BUSINESS. THESE ARRANGEMENTS MAY NOT BE AS EFFECTIVE IN PROVIDING OPERATIONAL CONTROL AS DIRECT OWNERSHIP OF THESE BUSINESSES AND MAY BE DIFFICULT TO ENFORCE.

         Because we conduct our business only in China, and because we are restricted by the Chinese government from owning telecommunications or Internet operations in China, we depend on our affiliated value-added mobile phone service providers, Sifang Information and Tianci, in which we have no direct ownership interest, but with which we have entered into information service and cooperation agreements, to provide those services to mobile phone users in China through contractual agreements with the mobile operators, China Mobile and China Unicom. These arrangements may not be as effective in providing control over our value-added information services to mobile phone users in China as would be direct ownership of these businesses. For example, Sifang Information or Tianci could fail to take actions required to operate our business, such as entering into service contracts with China Mobile and China Unicom. Moreover, a portion of the fees for our services are paid by the mobile operators directly to Sifang Information and Tianci, which are then obligated to transfer all of those fees to us, in return for a small fee. If Sifang Information or Tianci fail to perform their obligations under these agreements, we may have to rely on legal remedies under Chinese law, which we cannot assure you would be effective or sufficient.

         In the opinion of our Chinese counsel, Grandall Legal Group (Shanghai), Sifang Information and Tianci each possess such licenses, permits, certificates, authorities and approvals, issued by appropriate governmental agencies or bodies in the People's Republic of China, as are necessary to conduct its business as presently conducted as well as to perform their obligations under any contracts between them and China Mobile and China Unicom, respectively. In addition, to the best knowledge of Grandall Legal Group (Shanghai), TCH is not in breach of or in default under any laws of the People's Republic of China or any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any People's Republic of China governmental agencies. There are, however, substantial uncertainties regarding the interpretation and application of current and future Chinese laws and regulations, as discussed below.

WE DEPEND ON ONE SOFTWARE DEVELOPER FOR A SIGNIFICANT PORTION OF OUR SOFTWARE DEVELOPMENT, AS WELL AS FOR IMPORTANT MARKETING RELATIONSHIPS.

         We rely on Chengao to develop a significant portion of our software, including our Sifang Gutong software. We also rely on Chengao to provide us with an important marketing relationship regarding Sifang Gutong. If we were to lose our relationship with Chengao we may have a difficult time finding a suitable replacement in the short term.

Our corporate structure could be deemed to be in violation of current or future Chinese laws and regulations which could adversely affect our ability to operate our business effectively or at all.

         In connection with China's entry into the World Trade Organization, or WTO, foreign investment in value-added telecommunications and Internet services in China was liberalized to allow for 30.0% foreign ownership in value-added telecommunication and Internet services in 2002, 49.0% in 2003 and 50.0% thereafter. In order to meet these ownership requirements, we have entered into information service and cooperation agreements with two of our Chinese affiliate companies: Sifang Information and Tianci. We do not have any direct ownership interest in Sifang Information or Tianci. The original shareholder structure of Sifang Holdings was identical to the current shareholder structure of Sifang Information, and each of Sifang Information and Tianci are beneficially owned 69% by Tai Caihua, our president and the chairman of our board of directors. It is possible that the relevant Chinese authorities could, at any time, assert that any portion or all of TCH's, Sifang Information's, or Tianci's existing or future ownership structure and businesses violate existing or future Chinese laws, regulations or policies. It is also possible that the new laws or regulations governing the telecommunication or Internet sectors in China that have been adopted or may be adopted in the future will prohibit or restrict foreign investment in, or other aspects of, TCH's, Sifang Information's or Tianci's current or proposed businesses and operations. In addition, these new laws and regulations may be retroactively applied. In any such case, we could be required to restructure our operations which could adversely affect our ability to operate our business effectively or at all.

WE DEPEND ON CHINA MOBILE AND CHINA UNICOM FOR DELIVERY OF OUR VALUE-ADDED INFORMATION SERVICES TO MOBILE PHONE USERS IN CHINA, AND THE TERMINATION OR ALTERATION OF SIFANG INFORMATION'S AND TIANCI'S VARIOUS CONTRACTS WITH EITHER OF THEM OR THEIR PROVINCIAL OR LOCAL AFFILIATES COULD MATERIALLY AND ADVERSELY IMPACT OUR BUSINESS.

         Our affiliated value-added mobile phone service providers, Sifang Information and Tianci, contract with the two mobile phone operators in China, China Mobile and China Unicom, to offer our wireless value-added information services to mobile phone users through those two mobile phone operators, which service nearly all of China's approximately 282.2 million mobile phone subscribers. Given their dominant market position, our affiliated value-added mobile phone service providers' negotiating leverage with these operators is limited. If our affiliated value-added mobile phone service providers' various contracts with either operator are terminated or adversely altered, it may be impossible for our affiliated value-added mobile phone service providers to find appropriate replacement operators with the requisite licenses and permits, infrastructure and customer base to offer our services, and our business would be significantly impaired.

         Our value-added information services are provided to mobile phone users in China pursuant to contracts our affiliates have with China Mobile and China Unicom and their provincial or local affiliates. Each of these contracts is non-exclusive, and has a limited term (generally one year). Our affiliates usually renew these contracts or enter into new ones when the prior contracts expire, but on occasion the renewal or new contract can be delayed by periods of one month or more. The terms of these contracts vary, but the operators are generally entitled to terminate them in advance for a variety of reasons or, in some cases, for no reason in their discretion. For example, several of our affiliates' contracts with the mobile operators can generally be terminated if:

o        our  affiliate  fails  to  achieve  performance   standards  which  are
         established by the applicable operator from time to time,

o our affiliate breaches its obligations under the contracts, which include, in many cases, the obligation not to deliver content that violates the operator's policies and applicable law,

o the operator receives high levels of customer complaints about our affiliate's services, or

o the operator sends written notice to our affiliate that it wishes to terminate the contract at the end of the applicable notice period.

         Our affiliates may also be compelled to alter their arrangements with these mobile operators in ways which adversely affect our business. China Mobile and China Unicom have unilaterally changed their policies as applied to third-party service providers in the past, and may do so again in the future. We may not be able to adequately respond to negative developments in the contractual relationships between our affiliates and China Mobile or China Unicom in the future because we do not have a contractual relationship with China Mobile or China Unicom.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF CHINA MOBILE OR CHINA UNICOM OR BOTH BEGIN PROVIDING THEIR OWN WIRELESS VALUE-ADDED SERVICES.

         Our wireless value-added information services business may be adversely affected if China Mobile or China Unicom or both decide to begin providing their own wireless value-added services to mobile phone users. In that case, we would face enhanced competition, and our services could be fully or partially denied access to their networks.

WE DEPEND IN PART ON CHINA MOBILE AND CHINA UNICOM TO MAINTAIN ACCURATE RECORDS AND THEIR WILLINGNESS TO PAY OUR AFFILIATED VALUE-ADDED WIRELESS SERVICE PROVIDERS.

         We depend in part on China Mobile and China Unicom to maintain accurate records of the fees paid by users and their willingness to pay our affiliated value-added wireless service providers. Specifically, the mobile operators provide our affiliates with monthly statements that do not provide itemized information regarding which of our services are being paid for. As a result, monthly statements that our affiliates receive and provide to us from the mobile operators cannot be reconciled to our internal records. In addition, we have only limited means to independently verify the information provided to us by our affiliates in this regard because we do not have access to the mobile operators' internal records. Our business and results of operation could be adversely affected if these mobile phone companies miscalculate the revenue generated from our services and our affiliates' portion of that revenue, or refuse to pay our affiliates altogether.

OUR REVENUES AND COST OF SERVICES ARE AFFECTED BY BILLING AND TRANSMISSION FAILURES WHICH ARE OFTEN BEYOND OUR CONTROL.

         Our affiliates do not collect fees for our services owed to them by China Mobile and China Unicom in a number of circumstances, including if:

o the delivery of our service to a customer is prevented because his or her phone is turned off for an extended period of time, the customer's prepaid phone card has run out of value or the customer has ceased to be a customer of the applicable operator,

o China Mobile or China Unicom experiences technical problems with its network which prevent the delivery of our services to the customer,

o we experience technical problems with our technology platform that prevents delivery of our services,

o our affiliates experience technical problems with their technology platform which prevents delivery of our services, or

o the customer refuses to pay for our service due to quality or other problems.

         These situations are known in the industry as billing and transmission failures, and we do not recognize any revenue for services which are characterized as billing and transmission failures. The failure rate can vary among the operators, and by province, and also has fluctuated significantly in the past. If actual billing and transmission failures exceed our estimates, our revenues could be materially adversely affected.

BECAUSE CHINA MOBILE AND CHINA UNICOM DO NOT SUPPLY OUR AFFILIATED VALUE-ADDED MOBILE PHONE SERVICE PROVIDERS WITH REVENUE AND TRANSMISSION INFORMATION ON A SERVICE-BY-SERVICE BASIS, WE CAN ONLY ESTIMATE OUR ACTUAL GROSS REVENUE AND OUR COST OF SERVICES BY SERVICE TYPE, AND AS A RESULT, WHICH OF OUR SERVICES ARE OR MAY BE PROFITABLE, ALL OF WHICH MAKE IT DIFFICULT TO ANALYZE THE FACTORS AFFECTING OUR FINANCIAL PERFORMANCE.

         China  Mobile's and China  Unicom's  monthly  statements to value-added service providers regarding the services provided through their networks currently do not contain revenue and billing and transmission failure information on a service-by-service basis. Although we maintain our own records reporting the services provided, we can only estimate our actual gross revenue and cost of services by service type in this business because we are unable to confirm which services were transmitted but resulted in billing and transmission failures. As a result, we are not able to definitively calculate and monitor service-by-service revenue, margins and other financial information, such as average revenue per user by service and total revenue per user by service, and also cannot definitively determine which of our services are or may be profitable.

CHINA MOBILE AND CHINA UNICOM MAY IMPOSE HIGHER SERVICE OR NETWORK FEES ON OUR AFFILIATED VALUE-ADDED SERVICE PROVIDERS IF WE ARE UNABLE TO SATISFY CUSTOMER USAGE AND OTHER PERFORMANCE CRITERIA.

         Fees for our wireless value-added information services are charged on a monthly subscription or per use basis. Based on our contractual arrangements and those of our wireless value-added service providers, we rely on China Mobile and China Unicom to bill and collect fees for our services from mobile phone users.

         China Mobile and China Unicom generally charge our affiliated value-added service providers service fees of 15% and 30% of the revenues generated by their services, respectively. To the extent that the number of messages sent by our affiliates over China Mobile's network exceeds the number of messages their customers send to them, our affiliates must pay per message network fees, which decrease in several provinces as the volume of customer usage of our services increases. The number of messages sent by our affiliates will exceed those sent by their users, for example, if a user sends us a single message to order a game but our affiliates in turn must send that user several messages to confirm his or her order and deliver the game itself. Our affiliates' service fees for China Unicom could also rise if our affiliates fail to meet certain customer usage, revenue and other performance criteria. We cannot be certain that our affiliates will be able to continue to satisfy these criteria in the future or that the mobile operators will keep the criteria at their current levels. Any increase in China Mobile's or China Unicom's network fees and service charges could reduce our gross margins.

CHINA MOBILE AND CHINA UNICOM MAY TERMINATE THEIR RELATIONSHIPS WITH OUR AFFILIATES IF OUR AFFILIATES FAIL TO ACHIEVE MINIMUM CUSTOMER USAGE, REVENUE AND OTHER CRITERIA.

         Our business could be adversely affected if our affiliated value-added mobile phone service providers fail to achieve minimum customer usage, revenue and other criteria imposed or revised by China Mobile and China Unicom at their discretion from time to time. China Mobile and China Unicom, through their national and local offices, have historically preferred to work only with a small group of the best performing wireless value-added service providers, based upon the uniqueness of the service offered by each provider, total number of users, usage and revenue generated in the applicable province or municipality, the rate of customer complaints, and marketing expenditures in the applicable province or municipality.

THE SERVICES OUR AFFILIATED VALUE-ADDED MOBILE PHONE SERVICE PROVIDERS OFFER AND THE PRICES THEY CHARGE ARE SUBJECT TO APPROVAL BY CHINA MOBILE AND CHINA UNICOM, AND IF REQUESTED APPROVALS ARE NOT GRANTED IN A TIMELY MANNER, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         Our affiliated value-added mobile phone service providers must obtain approval from China Mobile and China Unicom with respect to each service that they propose to offer to their customers and the pricing for such service. In addition, any changes in the pricing of our affiliates' existing services must be approved in advance by these operators. There can be no assurance that such approvals will be granted in a timely manner or at all. Moreover, under some of our affiliates' contracts with the operators, prices cannot be changed more than once every six months and prices must be within fixed parameters, depending on the service. Any failure of our affiliates to obtain, or any delay in, obtaining such approvals could place us at a competitive disadvantage in the market and adversely affect our business.

WE OPERATE IN A RAPIDLY EVOLVING INDUSTRY, WHICH MAKES IT DIFFICULT FOR INVESTORS TO EVALUATE OUR BUSINESS.

         We began commercially offering wireless value-added information services to mobile phone and pager users in China in January 2002, and since that time, the technologies and services used in the wireless value-added information services industry in China have developed rapidly. As a result of this rapid and continual change in the industry, you should consider the prospects of our value-added information service business in light of the risks and difficulties frequently encountered by businesses in an early stage of development. These risks include our ability to:

o attract and retain users for our wireless value-added information services,

o expand the content and services that we offer and, in particular, develop and aggregate innovative new content and service offerings,

o        respond effectively to rapidly evolving competitive and market dynamics
         and  address  the  effects  of  mergers  and  acquisitions   among  our
         competitors,

o        build relationships with strategic partners, and

o        increase awareness of our brand and user loyalty.

         Due to these factors, there can be no certainty that we will maintain or increase our current share of the highly competitive wireless value-added information services market in which we operate.

THE SUCCESS OF SOME OF OUR WIRELESS VALUE-ADDED INFORMATION SERVICES IS SIGNIFICANTLY DEPENDENT ON OUR ABILITY TO OBTAIN AND REFORMAT DESIRABLE CONTENT AND TECHNOLOGY FROM THIRD PARTIES.

         We obtain much of our content, including financial information, games, logos, music, news and other information, from third parties. Furthermore, we expect that we will develop and purchase technology in connection with our development of next generation services such as MMS, JAVA and BREW. As the market for wireless value-added information services develops, content and technology providers may attempt to increase their profits from distribution arrangements by demanding greater fees or a share of revenues, which would adversely affect our financial performance. Many of our arrangements with content and technology providers are non-exclusive, have a term of one year and are subject to renewal. If our competitors are able to obtain such content in a similar or superior manner or to license the same technologies, it could adversely affect the popularity of our services and our negotiating leverage with third-party providers.

         If we fail to establish and maintain economically attractive relationships with content and technology providers and to thereafter successfully reformat their products, we may not be able to attract and retain users or maintain or improve our financial performance.

WE DEPEND ON OUR SIFANG GUTONG SOFTWARE CONTINUING TO BE COMPATIBLE WITH NEW MOBILE PHONE MODELS.

         There can be no assurance that our Sifang Gutong software will be compatible with new mobile phones developed by manufacturers such as Samsung. If the software is no longer compatible, we will be forced to engage Chengao or an alternative software developer to develop software that is compatible with the new mobile phones or we will have to develop the software ourselves. If we are unable to either engage a software developer or develop software in house that is compatible with the new mobile phones, we will lose a significant portion of our value-added information services revenue, including all of the pre-charged subscription fee revenues we receive pursuant to the information service and cooperation agreement among us, Chengao, and Sifang Information.

WE FACE INTENSE COMPETITION.

         The Chinese market for wireless value-added services is intensely competitive. We believe there are more than 800 service providers (including the three groups discussed below) as of June 30, 2004, and is changing rapidly. We compete indirectly with the following three groups of wireless value-added service providers in China:

o portal service providers, which have established expertise in Internet content and have subsequently branched into mobile space. The portals serve as content aggregators offering a variety of wireless value-added services,

o dedicated service providers, whose businesses focus on offering a variety of wireless content directly to mobile users, and

o niche service providers, which focus primarily on a particular market segment or application that often builds on a pre-existing sector competency.

         We have faced indirect competition from all three groups since our entry into this market. Moreover, there are low barriers to entry for new competitors in the wireless value-added services market. As a result, our existing or potential competitors may in the future achieve greater market acceptance and gain additional market share, which in turn could reduce our revenues.

MOST OF OUR VALUE-ADDED INFORMATION SERVICES REVENUES ARE DERIVED FROM THE SHANGHAI MUNICIPAL AREA AND SURROUNDING PROVINCES, AND THE TERMINATION OR ALTERATION OF OUR AFFILIATES' CONTRACTS WITH THE MOBILE OPERATORS, OR A GENERAL ECONOMIC DOWNTURN IN THOSE AREAS COULD HAVE A PARTICULARLY ADVERSE EFFECT ON OUR BUSINESS.

         Per capita income levels and mobile phone penetration rates (i.e., the number of mobile subscribers divided by the population of China) in China are generally higher in the coastal and southern provinces, and most of our revenues derive from those areas, including the municipality of Shanghai and the provinces of Beijing and Jiangsu.

WE DEPEND ON KEY PERSONNEL FOR THE SUCCESS OF OUR BUSINESS. OUR BUSINESS MAY BE SEVERELY DISRUPTED IF WE LOSE THE SERVICES OF OUR KEY EXECUTIVES AND EMPLOYEES OR FAIL TO ADD NEW SENIOR AND MIDDLE MANAGERS TO OUR MANAGEMENT.

         Our future success is heavily dependent upon the continued service of our key executives, particularly Tai Caihua, our president and chairman of our board of directors, Fu Sixing, our chief executive officer, Lu Qin, our chief financial officer, and Huang Tianqi, our chief technology officer. Our future success is also dependent upon our ability to attract and retain qualified senior and middle managers to our management team. If one or more of our current or future key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we could lose customers and suppliers and incur additional expenses to recruit and train personnel. Each of our executive officers has entered into an employment agreement and a confidentiality, non-competition and non-solicitation agreement with us. We do not maintain key-man life insurance for any of our key executives. Management will spend approximately 30% of its time managing Sifang Information.

         We also rely on a number of key technology staff for the operation of our company. Given the competitive nature of our industry, the risk of key technology staff leaving our company is high and could disrupt our operations.

RAPID GROWTH AND A RAPIDLY CHANGING OPERATING ENVIRONMENT STRAIN OUR LIMITED RESOURCES.

         As our user base increases, we will need to increase our investment in our technology infrastructure, facilities and other areas of operations, in particular our product development, customer service and sales and marketing departments, which are important to our future success. If we are unable to manage our growth and expansion effectively, the quality of our services and our customer support could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

o        develop and quickly introduce new services, adapt our existing services
         and  maintain  and  improve  the  quality  of  all  of  our   services,
         particularly as new mobile technologies such as 3G are introduced,

o expand the percentage of our revenues which are recurring and are derived from monthly subscription based services,

o continue to enter into and maintain relationships with desirable content providers,

o continue training, motivating and retaining our existing employees and attract and integrate new employees, including our senior management, most of whom have been with our company for less than one year,

o develop and improve our operational, financial, accounting and other internal systems and controls, and

o maintain adequate controls and procedures to ensure that our periodic public disclosure under applicable laws, including U.S. securities laws, is complete and accurate.

ANY FAILURES OF THE MOBILE TELECOMMUNICATIONS NETWORK, THE INTERNET OR OUR TECHNOLOGY PLATFORM MAY REDUCE USE OF OUR SERVICES.

         Both the continual accessibility of China Mobile's and China Unicom's mobile networks and the performance and reliability of China's Internet infrastructure are critical to our ability to attract and retain users. Moreover, our business depends on our ability to maintain the satisfactory performance, reliability and availability of our technology platform. The servers which constitute the principal system hardware for our operations are located in one location in Shanghai. Any server interruptions, break-downs or system failures, including failures caused by sustained power shutdowns, floods or fire causing loss or corruption of data or malfunctions of software or hardware equipment, or other events outside our control that could result in a sustained shutdown of all or a material portion of the mobile networks, the Internet or our technology platform, could adversely impact our ability to provide our services to users and decrease our revenues.

COMPUTER VIRUSES AND HACKING MAY CAUSE DELAYS OR INTERRUPTIONS ON OUR SYSTEMS AND MAY REDUCE USE OF OUR SERVICES AND HARM OUR REPUTATION.

         Computer viruses and hacking may cause delays or other service interruptions on our systems. "Hacking" involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. We may be required to expend significant capital and other resources to protect our systems against the threat of such computer viruses and hacking and to rectify any damage to our systems. Moreover, if a computer virus or hacking which affects our systems is highly publicized, our reputation could be materially damaged and usage of our services may decrease.

WE MAY BE HELD LIABLE FOR INFORMATION DISPLAYED ON OR RETRIEVED FROM OUR SERVICE OFFERINGS.

         We may face liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we provide in our wireless value-added information services. For example, SMS news updates provided by us could possibly be deemed to contain state secrets in violation of applicable Chinese law. In addition, third parties could assert claims against us for losses incurred in reliance on information distributed by us. We may incur significant costs in investigating and defending these claims, even if they do not result in liability.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE EXPOSED TO INFRINGEMENT CLAIMS BY THIRD PARTIES.

         We rely on contractual restrictions on disclosure to protect our intellectual property rights. Monitoring unauthorized use of our information services is difficult and costly, and we cannot be certain that the steps we take will effectively prevent misappropriation of our technology and content. Our management may determine in the future to make application for copyright, trademark or trade secret protection if management determines that such protection would be beneficial and cost-effective.

         From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources. In addition, third parties may initiate litigation against us for alleged infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or content or license the infringed or similar technology or content on a timely basis, our business could suffer. Moreover, even if we are able to license the infringed or similar technology or content, license fees that we pay to licensors could be substantial or uneconomical.

WE HAVE LIMITED BUSINESS INSURANCE COVERAGE.

         The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

          RISKS RELATED TO THE WIRELESS VALUE-ADDED SERVICES INDUSTRY

OUR ABILITY TO GENERATE REVENUES COULD SUFFER IF THE CHINESE MARKET FOR WIRELESS VALUE-ADDED SERVICES DOES NOT DEVELOP AS ANTICIPATED.

         The wireless value-added services market in China has evolved rapidly over the last four years, with the introduction of new services, development of consumer preferences, market entry by new competitors and adaptation of strategies by existing competitors. We expect each of these trends to continue, and we must continue to adapt our strategy to successfully compete in our market.

         In particular, we currently offer a wide range of wireless value-added information services for mobile phones using 2.5G technologies. There can be no assurance, however, that these 2.5G technologies and any services compatible with them will be accepted by consumers or promoted by the mobile operators. Moreover, there are numerous other technologies in varying stages of development, such as third generation mobile technologies, which could radically alter or eliminate the market for SMS or 2.5G services.

         Accordingly, it is extremely difficult to accurately predict consumer acceptance and demand for various existing and potential new offerings and services, and the future size, composition and growth of this market. Furthermore, given the limited history and rapidly evolving nature of our market, we cannot predict the price that wireless subscribers will be willing to pay for our services or the services of our affiliated value-added service providers or whether subscribers will have concerns about security, reliability, cost and quality of service associated with wireless services. If acceptance of our wireless value-added information services is different than anticipated, our ability to maintain or increase our revenue and profits could be materially and adversely affected.

THE POPULARITY OF OUR SERVICES WHICH OPERATE WITH NEXT GENERATION TECHNOLOGY STANDARDS ARE NECESSARILY DEPENDENT ON THE MARKET PENETRATION OF MOBILE PHONES THAT ARE COMPATIBLE WITH THOSE STANDARDS, WHICH IS BEYOND OUR CONTROL.

         Mobile phone users can access our MMS, WAP, JAVA, BREW and other services which operate with next generation technology standards only if they purchase mobile phones that are compatible with those standards. In particular, mobile phones that are 2.5G-compatible have historically been significantly more expensive in China than mobile phones using older technology such as GSM. Although the prices of 2.5G-compatible mobile phones have been dropping rapidly in recent quarters, we cannot be certain whether this trend will continue or the extent to which existing users will be willing to upgrade their mobile phones to obtain the latest technology. The pricing, marketing and other factors which affect the sales of more sophisticated mobile phones are all outside of our control, and weak sales of mobile phones for which we have developed services could adversely affect our business.

THE TELECOMMUNICATION LAWS AND REGULATIONS IN CHINA ARE EVOLVING AND SUBJECT TO INTERPRETATION AND WILL LIKELY CHANGE IN THE NEAR FUTURE. IF WE ARE FOUND TO BE IN VIOLATION OF CURRENT OR FUTURE CHINESE LAWS OR REGULATIONS, WE COULD BE SUBJECT TO SEVERE PENALTIES.

         Although wireless value-added services are subject to general regulations regarding telecommunication services, we believe that currently there are no Chinese laws at the national level explicitly governing wireless value-added services, such as our services related to SMS, MMS, WAP, JAVA, and BREW, and no Chinese government authority has been specifically designated to regulate these services. Many providers of wireless value-added services have obtained various value-added telecommunication services licenses, such as the licenses possessed by our Chinese affiliates, Sifang Information and Tianci. These value-added telecommunication licenses were issued by the local Shanghai Municipal Telecommunications Administration Bureau, and they may not be sufficient to offer wireless value-added services on a national basis. Sifang Information and Tianci are in the process of applying with the Ministry of Information Industries for an inter-provincial value-added telecommunication license in accordance with the Ministry's general regulations regarding telecommunication services. However, we cannot predict whether either will be granted that license. Moreover, we cannot be certain that any local or national value-added telecommunication license requirements will not conflict with one another or that any given license will be deemed sufficient by the relevant governmental authorities for the provision of this category of service. It is also possible that new national legislation might be adopted to regulate such services.

         If we or our affiliates are found to be in violation of any existing or future Chinese laws or regulations regarding wireless value-added services or Internet access which is discussed in the following risk factor, the relevant Chinese authorities have the power to, among other things:

o        levy fines;

o confiscate our income or the income of our affiliated value-added service providers;

o revoke our business license or the business licenses of our affiliated value-added service providers;

o shut down our servers or the servers of our affiliated value-added service providers and/or block any Web sites that we or our affiliated value-added service providers may operate;

o        require  us  to  discontinue   any  portion  or  all  of  our  wireless
         value-added information services business; or

o require our affiliated value-added service providers to discontinue any portion or all of their wireless value-added services business.

THE CHINESE GOVERNMENT, CHINA MOBILE OR CHINA UNICOM MAY PREVENT US FROM DISTRIBUTING, AND WE MAY BE SUBJECT TO LIABILITY FOR, CONTENT THAT ANY OF THEM BELIEVE IS INAPPROPRIATE.

         China has enacted regulations governing telecommunication service providers, Internet access and the distribution of news and other information. In the past, the Chinese government has stopped the distribution of information over the Internet that it believes violates Chinese law, including content that is obscene, incites violence, endangers national security, is contrary to the national interest or is defamatory. In addition, our affiliated value-added service providers may not publish certain news items, such as news relating to national security, without permission from the Chinese government. Furthermore, the Ministry of Public Security has the authority to cause any local Internet service provider to block any Web site maintained outside China at its sole discretion.

         China Mobile and China Unicom also have their own policies regarding the distribution of inappropriate content by wireless value-added service providers and have recently punished certain providers for distributing content deemed by them to be obscene. Such punishments have included censoring of content, delaying payments of fees by the mobile operators to the offending service provider, forfeiture of fees owed by the mobile operators to the offending service provider and suspension of the service on the mobile operators' networks. Accordingly, even if our affiliated wireless value-added service providers comply with Chinese governmental regulations relating to licensing and foreign investment prohibitions, if the Chinese government, China Mobile or China Unicom were to take any action to limit or prohibit the distribution of information or to limit or regulate any current or future content or services available to users, our revenues could be reduced and our reputation harmed.

         The Chinese government is expected to grant licenses to offer wireless services in China to China Telecom, China Netcom and possibly other parties with which our affiliated wireless value-added service providers have not yet developed close relationships. If those parties receive licenses and are successful in the market but our affiliates are unable to develop cooperative relationships with them, our business could be adversely affected.

         It is also possible that China Telecom, China Netcom and any other parties receiving wireless licenses may decide to offer wireless value-added services created by them, rather than by third-party service providers such as our affiliated wireless value-added service providers. In that case, our business could be adversely affected.

                    RISKS RELATED TO DOING BUSINESS IN CHINA

A DOWNTURN IN THE CHINESE ECONOMY MAY SLOW DOWN OUR GROWTH AND PROFITABILITY.

         The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability will decrease if expenditures for wireless value-added services decrease due to a downturn in the Chinese economy. More specifically, increased penetration of wireless value-added services in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels so that mobile phones and related services become affordable to a significant portion of the population.

GOVERNMENT REGULATION OF THE TELECOMMUNICATIONS AND INTERNET INDUSTRIES MAY BECOME MORE COMPLEX.

         Government regulation of the telecommunications and Internet industries is highly complex. New regulations could increase our costs of doing business and prevent us from efficiently delivering our services. These regulations may stop or slow down the expansion of our user base and limit the access to our services.

THE UNCERTAIN LEGAL ENVIRONMENT IN CHINA COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO YOU.

         The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Shanghai, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

o quarantines or closures of some of our offices which would severely disrupt our operations,

o        the sickness or death of our key officers and employees, and

o        a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

CHANGES IN CHINA'S POLITICAL AND ECONOMIC POLICIES COULD HARM OUR BUSINESS.

         The economy of China has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

o        economic structure;

o        level of government involvement in the economy;

o        level of development;

o        level of capital reinvestment;

o        control of foreign exchange;

o        methods of allocating resources; and

o        balance of payments position.

         As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

         Because almost all of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE FOREIGN EXCHANGE RATE BETWEEN U.S. DOLLARS AND RENMINBI.

         The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our ordinary shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

            RISKS RELATED TO THE MOBILE PHONE DISTRIBUTION INDUSTRY

WE ARE DEPENDENT ON THREE MAIN FIRST-TIER WHOLESALERS TO SUPPLY ALL OF OUR MOBILE PHONES.

         Our performance depends on whether we can continue to secure contracts with the three wholesalers of Samsung mobile phones on whom we rely. We have no long-term purchase contracts or other contracts that provide continued supply, pricing or access to new models and any of the first-tier wholesalers on whom we rely could discontinue selling to us at any time. We may not be able to acquire new Samsung models in the future and we may not be able to acquire the models that we need in sufficient quantities or on terms that are acceptable to us in the future. As a result, our revenues may decrease.

OUR PERFORMANCE IS DEPENDENT ON THE POPULARITY OF SAMSUNG'S MOBILE PHONE MODELS.

         We primarily distribute mobile phones manufactured by Samsung and thus are dependant on Samsung's ability to create and deliver high quality mobile phone models in a cost effective and timely manner. Samsung is a leading manufacturer of mobile phones based on both the CDMA network and the GSM network in China. There can be no assurance that Samsung will continue to create high quality mobile phone models that are popular with consumers. As a result, our revenues may decrease. In addition, our success depends on our ability to anticipate and respond to changing mobile phone model trends and consumer demands in a timely manner. The models we distribute must appeal to a broad range of consumers whose preferences cannot always be predicted with certainty and may change between sales seasons. If we misjudge which mobile phone models will be popular or the market for the models we distribute, our sales may decline or we may be required to sell our models at lower prices.

CASH FLOW.

         It is important that we have sufficient cash flow to purchase enough mobile phones from the first-tier wholesalers on whom we rely. If our cash flow decreases significantly, we will not be able to purchase a sufficient quantity of inventory to meet our customers' demands, which would have a negative impact on our sales, and may cause the first-tier wholesalers on whom we rely to look to other sub-wholesalers to distribute mobile phones. This development would have a negative impact on our revenues.

CUSTOMERS.

         One of the factors the first-tier wholesalers on whom we rely considers when determining who they will use as a sub-wholesaler is the sub-wholesaler's relationship with retailers. Currently approximately 52% of our mobile phone sales are made to three retailers. We have no long-term sales contracts or other contracts that provide continued selling or pricing and any of the retailers we supply could discontinue buying from us at any time. If we lose our relationships with our three largest retailers, we will have a difficult time finding new large retailers to purchase our Samsung mobile phones and may lose our contracts with the first-tier wholesalers on whom we rely. This would have a negative impact on our business.

WE FACE CERTAIN RISKS RELATING TO CUSTOMER SERVICE.

         Any material disruption or slowdown in our order processing systems resulting from labor disputes, mechanical problems, human error or accidents, fire, natural disasters, or comparable events could cause delays in our ability to receive and distribute orders and may cause orders to be lost or to be shipped or delivered late. As a result, customers may cancel orders or refuse to receive goods on account of late shipments, which would result in a reduction net sales and could mean increased administrative and shipping costs.

WE FACE RISKS ASSOCIATED WITH DISTRIBUTION.

         We conduct all of our distribution operations from one facility in Shanghai, China. Any disruption in the operations at the distribution center could have a negative impact on our business.

COMPETITION.

         Despite the fact that we distribute nine Samsung mobile phone models in the Shanghai, China region, we face competition from distributors of different models of mobile phones manufactured by Samsung in the Shanghai region and from distributors of phones manufactured by companies other than Samsung that distribute in the Shanghai region.

         Competition is based on a variety of factors including maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels and the ability to anticipate technological changes and changes in customer preferences. No assurances can be given that any of the first-tier wholesalers on whom we rely or Samsung will not acquire, startup, or expand their own distribution systems to sell directly to our customers.

                       RISKS RELATED TO OUR COMMON STOCK

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE.

         The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

o        actual or anticipated fluctuations in our quarterly operating results,

o        announcements of new services by us or our competitors,

o        changes in financial estimates by securities analysts,

o        conditions in the wireless value-added services market,

o changes in the economic performance or market valuations of other companies involved in wireless value-added information services or distribution of mobile phones,

o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

o        additions or departures of key personnel,

o        potential litigation, or

o        conditions in the mobile phone market.

         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION.

         We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in the company. We have no present intention to pay dividends.

         We have never paid dividends or made other cash distributions on our common stock, and do not expect to declare or pay any dividends in the foreseeable future. We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of our business.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS.

         A large portion of our common stock is held by a small number of stockholders. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

WE MAY BE SUBJECT TO "PENNY STOCK" REGULATIONS.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Current Report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan,"
"intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Risk Factors" section above. These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Current Report to conform such statements to actual results or to changes in our expectations.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information about our executive officers and directors and their respective ages and positions as of June 30, 2004. The directors listed below will serve until the next annual meeting of the Boulder Acquisitions stockholders:

NAME                     AGE          POSITIONS HELD AND TENURE

Tai Caihua               47           Director, President, Chairman of the Board
Shi Ying                 44           Director
Huang Tianqi             32           Director, Chief Technology Officer
Jing Weiping             40           Director
Mao Ming                 42           Director
Song Jing                28           Director
Fu Sixing                43           Director, Chief Executive Officer
Yu Ruijie                41           Director
Zhang Xiaodong           36           Director
Huang Wei                41           Director
Lu Qin                   35           Chief Financial Officer

         Tai Caihua has served as President, Chairman of our Board of Directors and a member of our Board of Directors since June 23, 2004. Mr. Tai has been (i) the President and sole Director of our wholly owned subsidiary, Sifang Holdings, since February 2004; (ii) Chairman of the Board of Directors of Sifang Holdings wholly owned subsidiary, TCH, since its inception in May 2004; (iii) Director and General Manager of Tianci, one of our affiliates, since January 1994 and
(iv) a Director of Sifang Information, one of our affiliates, since December 2001. Mr. Tai holds a Masters of Business Administration from the Macau University of Science and Technology.

         Shi Ying has served as a member of our Board of Directors since June 24, 2004. Ms. Shi has been the Head of Operations and a member of the Board of Directors of TCH since its inception in May 2004. For the past eight years she headed the Operations Department of Sifang Information. Ms. Shi graduated from the Shanghai Sports college with a Bachelors degree.

         Huang Tianqi has served as our Chief Technology Officer since June 23, 2004 and a member of our Board of Directors since June 24, 2004. Mr. Huang has served as Chief Technology Officer of Sifang Holdings and Vice-General Manager, Chief Technology Officer and a Director of TCH since their inception in February 2004 and May 2004, respectively. Mr. Huang also serves as the Vice-General Manager and a member of the Board of Directors of Sifang Information. Before becoming Vice-General Manager, Mr. Huang was the Chief Technology Officer at Sifang Information for seven years. Mr. Huang graduated from Nanjing University of Posts and Telecommunications with a Bachelors Degree and from Shanghai Jiao Tong University with a Masters of Science Degree.

         Jing Weiping has served as a member of our Board of Directors since June 24, 2004. Mr. Jing has served as a member of the Board of Directors of TCH since its inception in May 2004 and as a Director of Sifang Information since 2001. Mr. Jing served as the Manager of Technology Assurance Department for Sifang Information for the past nine years. Mr. Jing received his Bachelors Degree from Dong Hua University.

         Mao Ming serves as a member of the Board of Directors. He was elected to the Board of Directors June 24, 2004. He has been (i) the General Manager and a member of the Board of Directors of TCH since its inception in May 2004; and
(ii) the General Manager and a Director of Sifang Information since January 1998. Mr. Mao graduated from China PLA Measurement College with a Bachelors Degree and from the Macau University of Science and Technology with a Masters of Business Administration.

         Song Jing has served as a member of our Board of Directors since June 24, 2004. Mr. Song has served as Vice-General Manager and a member of the Board of Directors of TCH since its inception in May 2004 and as General Manager of

Shanghai Shan Tian Telecommunication Co., Ltd., an affiliate of ours, since November 2003. Previously, Mr. Song served as Director and General Manager of Shanghai Zhong Si Hua Hao Co., Ltd. for one year and Assistant General Manager of both Shanghai Hua Si Trading Co., Ltd. and Shanghai Qi Shi Trading Co., Ltd for five years.

         Fu Sixing has served as our Chief Executive Officer since June 23, 2004 and a member of our Board of Directors since June 24, 2004. Mr. Fu has served as Executive Manager of Sifang Holdings and as Head of Research and Development and a Director of TCH since their inception in February 2004 and May 2004, respectively. For the past seven years, Mr. Fu was (i) the Assistant to General Manager of Tianci; (ii) a Director and the General Manager of Shanghai Sifang Health Technology Co., Ltd. and Directorate Secretary of Sifang Information. Mr. Fu received a Bachelors of Science in Physics from Nanjing University, a Masters of Social Science in Economics from Huadong Normal University and a Doctorate of Business Administration from the University of Southern California.

         Yu Ruijie has served as a member of our Board of Directors since June 24, 2004. Mr. Yu has served (i) as Head of the Systems Department and a Director of TCH since its inception in May 2004 and (ii) as Head of the Systems Department of Sifang Information since January 1994. Mr. Yu received a Bachelors Degree in Computer Science from Shanghai University of Engineering Science.

         Zhang Xiaodong has served as a member of our Board of Directors since June 24, 2004. Mr. Zhang has served as the Head of the Projection Department of TCH since its inception in May 2004. Mr. Zhang also serves as a Director and Head of the Projection Department of Sifang Information. For the past nine years, Mr. Zhang served as head of the Wireless Engineering Department at Sifang Information. Mr. Zhang graduated from Shanghai Jiao Tong University with a Bachelors Degree and received a Masters Degree from the Macao University of Science and Technology.

         Huang Wei has served as a member of our Board of Directors since June 24, 2004. Ms. Huang has served as (i) the Vice-General Manager of TCH since its inception in May 2004 and (ii) Vice-General Manager and a Director of Sifang Information since 1993. Ms. Huang graduated from Nanjing University of Air Force and Politics with a Bachelors Degree in Logistics.

         Lu Qin has served as our Chief Financial Officer since June 23, 2004. Ms. Lu has served as the (i) Head of the Accounting Department of TCH and Sifang Information since May 2004 and April 1998, respectively and (ii) Financial Controller of Sifang Holdings since February 2004. Ms. Lu graduated from Shanghai Television University with a Bachelors Degree in Financial Accounting and is a Certified Public Accountant.

Board Composition and Committees

         The board of directors is currently composed of ten members, including Tai Caihua, Song Jin, Shi Ying, Mao Ming, Fu Sixing, Huang Tianqi, Huang Wei, Jing Weiping, Yu Ruijie and Zhang Xiaodong. All Board action shall require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

         We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

Director Compensation

         We do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.


Indebtedness of Directors and Executive Officers

         None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

         Except as set forth herein, there are no family relationships among our directors or officers. Mr. Tai Caihua, President and a member of our Board of Directors is married to Ms. Shi Ying, a member of our Board of Directors and Ms.
Ying is also a sibling of Huang Wei, a member of our Board of Directors.

Legal Proceedings

         As of the date of this Current Report, there is no material proceeding to which any director, officer, affiliate or stockholder of the Company is a party adverse to the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid by the company for services rendered in all capacities to the company from January 1, 2003 through the fiscal year ended December 31, 2003, of all officers and directors of the company.

 Name and Principal Underlying
     Positions at 12/31/03           Salary     Bonus     Other Compensation     Options
--------------------------------     ------     -----     ------------------     -------
Tai Caihua
President/Chairman of the Board      $2,416      $0              $0                 --

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On June 1, 2004, we entered into two information service and cooperation agreements with Sifang Information, and one information service and cooperation agreement with Tianci. Pursuant to those agreements, Sifang Information and Tianci transmit all of our value-added information services to customers of China's various wireless receiver networks. The agreements have ten-year terms and we pay each of Sifang Information and Tianci a fee based on the costs the two companies incur for the transmission of our reformatted content.

         During the normal course of our business, we incurred debt from related parties and loaned money to related parties, including Sifang Information, for financing purposes. In 2002, we borrowed funds from Sifang Information to start our mobile phone distribution business. At December 31, 2002, the outstanding balance of the loan was $604,062, and interest expense incurred on the borrowed amount was $36,245. During 2003, we paid off all outstanding balances and loaned certain amounts to Sifang Information, which amounts were repaid by Sifang Information before year end. We continued to borrow funds from and lend funds to Sifang Information, however, as of December 31, 2003, all such amounts had been repaid. Interest expense incurred on amounts borrowed from Sifang Information for the year ended December 31, 2003 was $12,082.

         We advanced $966,522 to Sifang Information for financing purposes on March 28, 2004. At March 31, 2004, the outstanding principal amount due from
Sifang Information was $966,522 and interest income on that amount was immaterial because the amount was advanced at the end of March 2004. Sifang Information repaid us the entire amount advanced, plus interest, on June 29, 2004.

         We purchased a building located at 689 Laoshandong Road, Shanghai, People's Republic of China 200120, from our related party, Shanghai Fude Industry Co., for a price of $910,925. This building now houses our technical team and our servers.

         On February 23, 2004, we sold 1,500,000 pre-reverse and forward split shares (987,915 net shares) of restricted common stock for gross proceeds of $300,000, pursuant to a subscription agreement, to Halter Financial Group, Inc., an entity owned by Timothy P. Halter, a former member of the Board of Directors and the Company's former Chief Executive Officer. Additionally, in consideration for agreeing to serve as an officer and director of the Company, Timothy P. Halter was granted a warrant to purchase up to 200,000 pre-reverse and forward split shares (131,722 net shares) of restricted common stock of the Company. The warrant was exercised on June 14, 2004, and we received gross proceeds of $40,000 upon exercise.

         On February 23, 2004, we agreed to pay Little and Company Investment Securities, an entity owned by Glenn A. Little, our former controlling shareholder, officer and director, $30,000 in consulting fees related to the transaction discussed in the previous paragraph and in consideration for maintaining the corporate entity. To formalize this obligation, we issued a $30,000 non-interest bearing promissory note maturing on February 23, 2005. Concurrent with the transaction discussed in the previous paragraph, we and Little and Company Investment Securities executed an Exchange Agreement whereby we issued 150,000 pre-reverse and forward split shares (98,792 net shares) of unregistered, restricted common stock in satisfaction of the outstanding promissory note.

         On June 23, 2004, we entered into a Stock Purchase Agreement with Halter Financial Group, Inc. pursuant to which we sold 166,667 shares of common stock of the Company in exchange for $190,000. Timothy P. Halter is the sole shareholder and President of Halter Financial Group, Inc. Pursuant to the Stock Purchase Agreement, we granted to Halter Financial Group, Inc. an option to require the Company to purchase up to 166,667 shares of common stock of the Company at a price of $1.14 per share, such option being exercisable at any time after the date that is six months after the Company files a registration statement on Form SB-2 with the SEC, registering the shares purchased by Halter Financial Group, Inc., up to and including the earlier of the date that such registration statement is declared effective by the SEC or Halter Financial Group, Inc.'s shares are eligible for resale under Rule 144 under the Securities Act of 1933.

                ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 23, 2004, the Company entered into a Stock Purchase Agreement with an existing stockholder pursuant to which the Company sold 166,667 post-reverse and forward split shares of common stock of the company in exchange for $190,000. Pursuant to the Stock Purchase Agreement, the company granted to the existing stockholder an option to require the Company to purchase up to 166,667 post-reverse and forward split shares of common stock of the company at a price of $1.14 per share, such option being exercisable at any time after the date that is six months after the company files a registration statement on Form SB-2 with the SEC, registering the shares purchased by the existing stockholder, up to and including the earlier of the date that such registration statement is declared effective by the SEC or the existing stockholder's shares are eligible for resale under Rule 144 under the Securities Act of 1933.

         On June 28, 2004, the Company entered into three Stock Purchase Agreements pursuant to which the company sold an aggregate of 1,315,789 post-reverse and forward split shares of common stock of the company in exchange for an aggregate amount of $1,500,000. All three Stock Purchase Agreements had put options similar to the one described above, whereby the investors have the option to require the Company to purchase an aggregate amount of 1,315,789 post-reverse and forward split shares of common stock of the company at a price of $1.14 per share. In connection with the execution of the Stock Purchase Agreements, the Company and the investors entered into an Escrow Agreement. According to the Escrow Agreement, the $1,500,000 will not be released to the Company until a registration statement, registering all 1,315,789 post-reverse and forward split shares of common stock of the company purchased by the investors, has been declared effective by the SEC.

                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements of the Business Acquired. Our audited financial statements required by this Item 7(a) are not yet available. We expect that our audited financial statements will be completed and filed by amendment to this Current Report within the permitted time period.

         b. Pro Forma Financial Information (Unaudited). Our pro forma financial statements required by this Item 7(b) are not yet available. We expect that our pro forma financial statements will be completed and filed by amendment to this Current Report within the permitted time period.

         c. Exhibits. Except as otherwise noted, the following exhibits have been filed as a part of this Current Report:

        Exhibit
        Number        Description of Exhibit
        -------       ----------------------

          3.1*        Second   Amended   and   Restated    Bylaws   of   Boulder
                      Acquisitions, Inc.

         10.1* Securities Exchange Agreement by and among Boulder Acquisitions, Inc., Sifang Holdings Co., Ltd. and the shareholders of Sifang Holdings Co., Ltd. dated effective as of June 23, 2004.

         10.2** Information Service and Cooperation Agreement by and among Shanghai Sifang Information Technology Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.3** Information Service and Cooperation Agreement by and among Shanghai Sifang Information Technology Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.4** Information Service and Cooperation Agreement by and among Shanghai Sifang Information Technology Co. Ltd., Shanghai Chengao Industrial Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.5** Information Service and Cooperation Agreement by and among Shanghai Tianci Industrial (Group), Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.6** Business and Related Assets Transfer Agreement between Shanghai Sifang Information Technology Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

          10.7* Stock Purchase Agreement by and between Halter Financial Group, Inc. and Boulder Acquisitions, Inc. dated as of June 23, 2004.

         10.8* Stock Purchase Agreement by and between Chinamerica Fund, LP and Boulder Acquisitions, Inc. dated as of June 28, 2004.

         10.9*        Stock  Purchase  Agreement  by  and  between   Chinamerica
                      Acquisition, LLC and Boulder Acquisitions, Inc. dated as of June 28, 2004.

         10.10* Stock Purchase Agreement by and between Gary Evans and Boulder Acquisitions, Inc. dated as of June 28, 2004.

         *Filed herewith.
         **To be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Boulder Acquisitions has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                                     BOULDER ACQUISITIONS, INC.



                                                     By: /s/ Tai Caihua
                                                        ------------------------
                                                        Tai Caihua, President


DATED:  July 8, 2004

                                INDEX TO EXHIBITS

        Exhibit
        Number        Description of Exhibit
        -------       ----------------------

          3.1*        Second   Amended   and   Restated    Bylaws   of   Boulder
                      Acquisitions, Inc.

         10.1* Securities Exchange Agreement by and among Boulder Acquisitions, Inc., Sifang Holdings Co., Ltd. and the shareholders of Sifang Holdings Co., Ltd. dated effective as of June 23, 2004.

         10.2** Information Service and Cooperation Agreement by and among Shanghai Sifang Information Technology Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.3** Information Service and Cooperation Agreement by and among Shanghai Sifang Information Technology Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.4** Information Service and Cooperation Agreement by and among Shanghai Sifang Information Technology Co. Ltd., Shanghai Chengao Industrial Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.5** Information Service and Cooperation Agreement by and among Shanghai Tianci Industrial (Group), Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

         10.6** Business and Related Assets Transfer Agreement between Shanghai Sifang Information Technology Co. Ltd. and Shanghai TCH Data Technology Co. Ltd. dated as of June 1, 2004.

          10.7* Stock Purchase Agreement by and between Halter Financial Group, Inc. and Boulder Acquisitions, Inc. dated as of June 23, 2004.

         10.8* Stock Purchase Agreement by and between Chinamerica Fund, LP and Boulder Acquisitions, Inc. dated as of June 28, 2004.

         10.9*        Stock  Purchase  Agreement  by  and  between   Chinamerica
                      Acquisition, LLC and Boulder Acquisitions, Inc. dated as of June 28, 2004.

         10.10* Stock Purchase Agreement by and between Gary Evans and Boulder Acquisitions, Inc. dated as of June 28, 2004.

         *Filed herewith.
         **To be filed by amendment.